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                                                                    EXHIBIT 99.1

(PLATO LEARNING LOGO)
                                                           FOR IMMEDIATE RELEASE

                        CONTACT:      DAVID SMITH--INTERIM CEO
                                      LARRY BETTERLEY--VICE PRESIDENT & CFO
                                      STEVE SCHUSTER--VICE PRESIDENT & TREASURER
                                      952.832.1000

             PLATO LEARNING 4TH QUARTER EARNINGS RELEASE RESCHEDULED CHANGE ALLOWS NEW MANAGEMENT TIME TO BETTER ASSESS BUSINESS OUTLOOK

MINNEAPOLIS - NOVEMBER 22, 2004 - PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K-adult computer-based and e-learning solutions, today announced that it will release its 4th quarter and fiscal year 2004 results at market-close on December 15, 2004.

The release date was revised to allow David Smith, PLATO Learning's new interim CEO, sufficient time to meet with the company's sales teams and assess the company's operations, before providing 2005 financial guidance.

PLATO LEARNING REAFFIRMS GUIDANCE

PLATO Learning also reaffirmed the updated fourth-quarter 2004 guidance the company issued on November 10, 2004. The company expects revenues for the fourth quarter ended October 31, 2004, to be approximately $41.0 million to $43.0 million and revenues for the year ended October 31, 2004 to be in the range of about $140 to $142 million. Consolidated pre-tax earnings are expected to be near break-even for the year. Income tax expense is expected to be recognized as no tax benefit is recognized on the company's U.K. losses.

EARNINGS CONFERENCE CALL

The conference call to discuss fourth quarter results is scheduled for December 15, 2004, at 3:45 PM (CT). The dial-in number for this call is 1-877-775-1746. Please call ten minutes prior to the start of the call and inform the operator you are participating in PLATO Learning's call. Should you be unable to attend the live conference call, a recording will be available to you from 5:00 p.m.
(CT) on December 15, 2004, through midnight December 20, 2004. To access the recording call: 1-800-642-1687. At the prompt, enter pass code number 1632269.

ABOUT PLATO LEARNING, INC.

PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, mathematics, science, social studies, and life and job skills. The company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment, and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

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With trailing 12-month revenues of approximately $140 million, PLATO Learning is a publicly held company traded as TUTR on the NASDAQ. PLATO Learning educational software, delivered via networks, CD-ROM, the Internet, and private intranets, is primarily marketed to K-12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952.832.1000 or 800.869.2000. The Company has offices throughout the United States, Canada, and the United Kingdom, as well as international distributors in Puerto Rico, Singapore, South Africa, and the United Arab Emirates. For more information, please visit http://www.plato.com.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's Annual Report on Form 10-K for the year ended October 31, 2003. Actual results may differ materially from anticipated results.

PLATO(R) is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc. All other company and product names may be trademarks or registered trademarks of their respective companies.